Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-87272, 333-78285 and 333-85559) of NSTAR of our report dated June 25, 2004 relating to the financial statements of the NSTAR Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 25, 2004